CONSENT OF INDEPENDENT AUDITORS We consent to the incorporation by reference in Registration Statement Nos. 333-253290 and 333-253280 on Form S-3 and Registration Statement Nos. 333-215193, 333-209618, 333-181752, and 333-197629 on Form S-8 of PPL Corporation of our report dated August 2, 2022, relating to the financial statements of The Narragansett Electric Company appearing as an exhibit in this Current Report on Form 8-K dated August 2, 2022. /s/ Deloitte & Touche LLP New York, NY August 2, 2022 Exhibit 23.1